UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

August 28, 2019 (August 27, 2019)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027-2926
(Address of Principal Executive Offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported, on December 19, 2018, Diversicare Healthcare Services, Inc. (the “Company”) received a letter from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon Nasdaq’s review of the Market Value of Listed Securities (“MVLS”) for the last 30 consecutive business days, the Company no longer met the minimum MVLS of $35 million as set forth in Nasdaq Listing Rule 5550(b)(2). The MVLS is calculated based upon the total shares outstanding at the measurement date multiplied by the closing bid price of our common stock, par value $0.01 per share (the “Common Stock”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided an initial period of 180 calendar days, or until June 17, 2019, in which to regain compliance with the requirement. The Company did not regain compliance by June 17, 2019.
On June 19, 2019, the Company received written notification (the “Notification”) from Nasdaq stating that the Company’s Common Stock was subject to delisting from Nasdaq, pending the Company’s opportunity to request a hearing before the Nasdaq Hearings Panel (the “Panel”). The Notification stated that the Company had not regained compliance with the Rule. The Company appealed the Notification on August 22, 2019.
On August 27, 2019, the Company was notified by the Panel that it denied the Company’s appeal and determined to delist the Company’s Common Stock from the Nasdaq Capital Market. Nasdaq advised the Company that it reached its decision to delist the Common Stock pursuant to Nasdaq Listing Rule 5550(b)(2). Accordingly, it is expected that the trading of the Company’s Common Stock will be suspended on the Nasdaq Capital Market at the opening of business on August 29, 2019, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission on such date to effect the removal of the Company's securities from listing and registration on the Nasdaq Capital Market.
The Company's Common stock will begin trading on the OTCQX at the opening of business on August 29, 2019 under its current trading symbol "DVCR." However, there is no assurance that an active market will be maintained for the Company’s Common Stock.
On August 28, 2019, the Company issued a press release announcing the Nasdaq delisting determination described above. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Forward Looking Statements
Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that an active market for the Company’s Common Stock will develop on OTCQX. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2019.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Number            Exhibit
99.1Press release dated August 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

Date:    August 28, 2019